Calculation of Filing Fee Tables
S-8
Oric Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value, reserved for issuance pursuant to the 2020 Equity Incentive Plan	Other	2,656,500	$ 10.13	$ 26,910,345.00	0.0001381	$ 3,716.32
2	Equity	Common Stock, $0.0001 par value, reserved for issuance pursuant to the 2020 Employee Stock Purchase Plan	Other	500,000	$ 8.61	$ 4,305,000.00	0.0001381	$ 594.52
Total Offering Amounts:						$ 31,215,345.00		$ 4,310.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,310.84
Offering Note
[1]	(a) Represents shares of common stock, par value $0.0001 per share ("Common Stock") of ORIC Pharmaceuticals, Inc. (the "Registrant") available for issuance pursuant to awards granted pursuant to the Registrant's 2020 Equity Incentive Plan (the "EIP"). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the EIP by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (b) The Amount Registered reflects an automatic annual increase of 2,656,500 on January 1, 2026 to the number of shares of Registrant's Common Stock reserved for issuance under the EIP, which annual increase is provided for in the EIP. (c) The Proposed Maximum Offering Price Per Unit is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $10.13 per share, which represents the average of the high and low price per share of the Registrant's Common Stock on February 17, 2026, as reported on the Nasdaq Global Select Market.

[2]	(a) Represents shares of Common Stock of the Registrant available for issuance pursuant to awards granted pursuant to the Registrant's 2020 Employee Stock Purchase Plan (the "ESPP"). In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the ESPP by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (b) The Amount Registered reflects an automatic annual increase of 500,000 on January 1, 2026 to the number of shares of Registrant's Common Stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP. (c) The Proposed Maximum Offering Price Per Unit is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $10.13 per share, which represents the average of the high and low price per share of the Registrant's Common Stock on February 17, 2026 as reported on the Nasdaq Global Select Market. Pursuant to the ESPP, the purchase price of the shares of the Registrant's Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A